UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2020

MAGNA-LAB, INC.

(Exact name of Registrant as Specified in its Charter)

New York	0-21320	11-3074326
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, 3rd floor, New York, NY 10036		11803
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (646) 768-8417

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2020 Joel S. Kanter, individually and as representative for (i) the 607,727 common shares of Magna-Lab, Inc. (the “Company”) owned by Magna Acquisition LLC (“Magna LLC”), (ii) the $1,453,811 of promissory notes owed by the Company to Magna LLC and to Joel S. Kanter (collectively, the “Notes”), and (iii) as representative for the four directors and/or officers owning 106,032 Class A common shares of MAGAA ( the “Seller”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which the Seller agreed to sell 202,576 Class A common shares and the Notes to Activist Investing LLC., an entity owned by David Lazar (the “Purchaser”) for $105,000. The 202,576 shares represent approximately 17.2% of the 1,179,329 Class A and Class B common shares of the Company’s outstanding common shares, which is not a majority. However, Mr. Lazar, who will become the Company’s sole director and officer on or about July 18, 2020, intends to cause the Purchaser to convert some or all of the Notes (which are currently not convertible) into enough common shares so the Purchaser will become the majority shareholder of the Company. As a result, on or about July 18, 2020, there will be a change of control of the Company. There is no family relationship or other relationship between the Seller and the Purchaser. An Amendment to the Stock Purchase Agreement clarified the responsibilities of the parties for filing tax returns, and that references to the Company included Cardiac MRI, Inc., the Company’s 100% subsidiary.

In connection with the sale under the Stock Purchase Agreement, the members of the Company’s Board of Directors have agreed to resign and appoint Mr. Lazar as the sole initial director of the Company, subject to the filing and dissemination of an Information Statement, which has taken place and the passage of the 10-day period set forth in SEC Rule 14f-1. The Company’s officers will also resign at the same time, namely Lawrence A. Minkoff, Ph.D., Chief Executive Officer and Kenneth C. Riscica, Treasurer, Secretary and Chief Financial Officer. As a result thereof, on or about July 18, 2020, Mr. Lazar will then become the sole Director and officer of the Company. The resignations were in accordance with the Stock Purchase Agreement, and were not the result of any disagreements with the Company.

As of the date of this Form 8-K, the authorized capital stock of the Company consists of 120,000,000 shares of common stock, par value $.001 per share, of which 1,179,329 shares (1,178,762 Class A common plus 567 Class B common) are issued and outstanding, and 5,000,000 shares of Preferred Stock, $.001 par value, none of which shares are issued or outstanding. Each share of common stock is entitled to one vote with respect to all matters to be acted on by the stockholders.

NEW DIRECTOR AND EXECUTIVE OFFICER

Set forth below is information about the person who will become the Company’s sole officer and director, on or about July 18, 2020:

Name	Age	Offices
David Lazar	30	Sole Director, CEO and CFO

David Lazar, has been the CEO of both Custodian Ventures LLC and Activist Investing LLC since 2018, and he served as the Managing Partner of Zenith Partners International LLC from November 2012 to March 2018, all of which specialize in turnaround situations by enlisting activist investment strategies in distressed public companies. Mr. Lazar has experience in finance, capital markets and operations management; as well as audit preparation and due diligence reviews. Mr. Lazar is also familiar with capital restructuring, debt financing, equity lines and mergers and acquisitions. Other expertise includes early stage company capital restructuring, debt financing, capital introductions, and mergers and acquisitions. Mr. Lazar has knowledge of the capital markets, and has experience in assessing business strategies and accompanying risks, with emerging growth companies.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

To the Company’s knowledge, during the past ten (10) years, Mr. Lazar has not been:

•	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company’s common stock and (ii) by the directors and executive officers of the Company, immediately after the closing of the Share Exchange Agreement, and assuming the resignations of all current officers and directors, and the appointment of David Lazar as sole officer and director, effective on or about July 18, 2020. The person or the company named in the table has sole voting and investment power with respect to the shares beneficially owned.

Name and Address of Beneficial Owner (1)	Class of Common Stock (2)	Number of Shares Beneficially Owned(3)	Percentage of Total Voting Power (2)(3)

Magna Acquisition LLC (4)	Class A	405,151	34.4%
David Lazar (5)	Class A	202,576	17.2%

All Executive Officers and Directors as a Group (1 person)(5)	Class A	202,576	17.2%
(1)	All shares are beneficially owned and sole voting and investment power is held by the persons named, except as otherwise noted.
(2)	Class B Common Stock is entitled to five votes per share but is otherwise substantially identical to the Class A Common Stock, which has one vote per share. Each share of Class B Common Stock is convertible into one share of Class A Common Stock.
(3)	Based upon 1,178,762 shares of Class A common stock and 567 shares of Class B common stock outstanding at June 30, 2020.
(4)	See the table immediately above for the voting rights of Magna Acquisition LLC.
(5)	The address for Mr. Lazar is 1185 Avenue of the Americas, 3rd floor, New York, NY 10036. Mr. Lazar also acquired promissory notes owed by the Company to Magna Acquisition LLC and Joel S. Kanter individually, totaling $1,453, 811 (the “Notes”). Mr. Lazar intends to cause the Company’s Board of Directors, of which he will be the sole director on or about July 18, 2020, to convert some or all of these Notes into Class A common shares, thus giving him at least a majority of the common shares of the Company which will then be issued and outstanding. As of the date of this Notice, none of the Notes has been converted into Class A common shares, and Mr. Lazar has not determined how many of the Notes he intends to convert, and the conversion ratio.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge (based upon a review of the Forms 3, 4 and 5 filed), no officer, director or 10% beneficial stockholder of the Company failed to file on a timely basis any reports required by Section 16(a) of the Exchange Act during the Company’s fiscal year ended February 29, 2020.

All references to the terms of the Stock Purchase Agreement and the Agreement are qualified in their entirety by reference to the Stock Purchase Agreement itself and the Amendment, which are Exhibits to this Form 8-K.

ITEM 5.01 CHANGE OF CONTROL.

The information set forth in Item 1.01 hereinabove is incorporated by reference. As a result of completing the transaction contemplated by the Stock Purchase Agreement described in Item 1.01 of this Form 8-K, there was a change of control of the Registrant.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Stock Purchase Agreement
99.2	Amendment to Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 9, 2020	/s/ Lawrence A. Minkoff
Lawrence A. Minkoff, Ph.D.